                                                                    EXHIBIT 24



                               POWER OF ATTORNEY



  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of FEDERAL-MOGUL CORPORATION, a Michigan corporation, which is about to file with the Securities and Exchange Commission, Washington D. C. under the provisions of the Securities Exchange Act of 1934, as amended, the Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, hereby nominates, constitutes and appoints Thomas W. Ryan and Diane L. Kaye, or either of them, as his true and lawful attorney-in-fact, with full power to act and with full power of substitution, for him and in his name, place and stead, to sign such Report and any and all amendments thereto, and to file said Report and each Amendment so signed, with all Exhibits thereto, with the Securities and Exchange Commission.

  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 4th day of February, 1998.



                             /s/RICHARD A. SNELL
                      -----------------------------------
                              RICHARD A. SNELL
                          Chairman of the Board and
                      Chief Executive Officer; Director


 /s/JOHN J. FANNON                     /s/ROBERT S. MILLER, JR.
---------------------                 -------------------------
JOHN J. FANNON                        ROBERT S. MILLER, JR.
Director                              Director


 /s/RODERICK M. HILLS                  /s/JOHN C. POPE
---------------------                 -------------------------
RODERICK M. HILLS                     JOHN C. POPE
Director                              Director


 /s/ANTONIO MADERO                     /s/H. MICHAEL SEKYRA
---------------------                 -------------------------
ANTONIO MADERO                        H. MICHAEL SEKYRA
Director                              Director